Exhibit 99.1

Oragenics Seeks Patent for Unique Gene Targets for Tuberculosis

FOR IMMEDIATE RELEASE

ALACHUA, FL (December 5, 2006) – Oragenics, Inc. (AMEX:ONI) announced today that it has filed a U.S. patent application covering a collection of 44 genes of Mycobacterium tuberculosis that are specifically induced during active infection of human patients. The identification of these gene targets offers the promise of a new tuberculosis (TB) diagnostic test to meet a critical worldwide need, and could potentially serve as the basis for an effective new vaccine against tuberculosis infection. According to an October 2006 report by BIO Ventures for Global Health, tuberculosis is the world’s leading cause of death by an infectious agent. Although TB is generally considered a problem only for developing countries, public health officials estimate that 10 to 15 million Americans are infected with the latent form of the disease. Those people with latent TB who eventually become contagious, and are left untreated, can infect on average up to 15 others each year.

These novel TB gene targets were discovered using the IVIAT proprietary technology, now exclusively owned by Oragenics as a result of the recent acquisition of the iviGene Corporation. IVIAT, or In Vivo Induced Antigen Technology, is a unique, patented discovery platform designed to identify genes of pathogenic bacteria that are specifically expressed during actual human infections. Dr. Robert Zahradnik, Oragenics’ president and CEO stated, “The IVIAT technology has proven its ability to identify novel targets for a number of infectious agents, including Vibrio cholerae, Escherichia coli, and Pseudomonas aeruginosa. The resurgence of tuberculosis, especially tied to the emergence of multi-drug resistant strains of the disease, highlights the pressing global need for new diagnostic tests and therapeutic agents.”

Initial funding for this TB project was provided through a competitive Small Business Innovative Research (SBIR) grant from the National Institutes of Research. The company expects to continue the development of this potentially crucial technology through the gene target validation phase, preclinical studies and initial clinical trials for a new diagnostic test and for a vaccine against TB. Oragenics’ scientists also plan to further utilize its patented IVIAT platform technology to discover unique gene targets for a number of other serious and dangerous human infectious diseases.

Additional funding will be necessary to exploit the opportunity described above and to continue the Company’s operations in the future. Oragenics, Inc. announced that the early exercise of stock warrants by a member of the company’s Board of Directors has brought $420,000 into the company. When combined with existing cash, this additional funding, reduced by a current monthly burn rate estimated at $150,000, should result in the company having sufficient funding through first quarter 2007.

About Oragenics

Oragenics, Inc. is a biopharmaceutical company with a pipeline of proprietary technologies. The Company has a number of products in discovery, preclinical and clinical development, with a concentration in two main therapeutic areas: infectious disease and oncology. Oragenics’ core pipeline includes products for use in the treatment of dental and periodontal infectious diseases, systemic bacterial infections and obesity. In the discovery stage are three platform technologies for identifying biomarkers of infection, cancer and autoimmune diseases and for the solid state synthesis of bioactive peptides including small molecule antibiotics.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics’ current views with respect to future events and financial performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to our ability to fund our future operations and successfully develop and commercialize products using the iviGene proprietary technologies and those set forth in our most recently filed annual report on Form 10-KSB and quarterly report on Form 10-QSB and other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

Contact:

Oragenics, Inc.

Robert T. Zahradnik, 386-418-4018 X222

www.oragenics.com